Exhibit 10.11

EXECUTION VERSION

JOINDER AND AMENDMENT AGREEMENT TO

THE JOINT VENTURE AGREEMENT

THIS JOINDER AND AMENDMENT AGREEMENT (this “Agreement”) to that certain Joint Venture Agreement, dated as of February 10, 2011 (the “Joint Venture Agreement”), in relation to SMP Ltd., a company organized under the laws of Korea (“SMP”), by and between SunEdison Products Singapore Pte. Ltd. (formerly known as MEMC Singapore Pte. Ltd.), a company organized and existing under the laws of Singapore (“SunEdison Singapore”), and Samsung Fine Chemicals Co., Ltd., a company organized and existing under the laws of Korea (“SFC”), is entered into as of May 27 (New York Time), 2014. SunEdison Singapore, SSBV (as defined below) and SFC are sometimes referred to herein as the “Parties” and each individually as a “Party”. Capitalized terms not defined herein have the meanings set forth in the Joint Venture Agreement.

R E C I T A L S

WHEREAS, pursuant that certain share purchase agreement, dated as of March 20, 2014, by and between SunEdison, Inc., a corporation organized under the laws of the State of Delaware (“SunEdison”), and SFC, as of the date hereof, SunEdison is acquiring from SFC certain number of ordinary shares of SMP (the “SMP Transaction”);

WHEREAS, in connection with the SMP Transaction, SunEdison shall concurrently enter into, and cause to be entered, certain contribution agreements whereby the ordinary shares of SMP acquired from SFC shall be ultimately owned by SunEdison Semiconductor B.V., a private company with limited liability incorporated under the laws of the Netherlands and having its office address at Naritaweg 165, 1043 BW Amsterdam, the Netherlands (“SSBV”), as of the date hereof;

WHEREAS, after the above-described transactions have been consummated, the respective percentage ownership of each of the Parties in SMP shall be as follows: SunEdison Singapore – 50%; SSBV – 35%; and SFC – 15%;

WHEREAS, in connection with the SMP Transaction, the Parties desire SSBV to become a party to the Joint Venture Agreement;

WHEREAS, Section 18.7 of the Joint Venture Agreement provides that no amendment or change thereof or addition thereto shall be effective or binding on the Parties unless reduced to writing and executed by the duly authorized representatives of the Parties; and

WHEREAS, pursuant to Section 18.7 of the Joint Venture Agreement, the Parties now desire to amend the Joint Venture Agreement, with such amendment being effective as of the date of this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the Parties hereby agree as follows:

A G R E E M E N T

1.	Joinder to the Joint Venture Agreement.

(a)	The Parties agree that, upon the execution of this Agreement, SSBV shall become a Party to the Joint Venture Agreement and shall be fully bound by, and subject, to all of the representations and warranties, covenants, terms and conditions of the Joint Venture Agreement applicable to it as though it was an original party thereto.

(b)	The Parties hereby agree that, under the Joint Venture Agreement, where relevant, the terms “Party” and “Parties” shall be deemed to include SSBV and further to reflect only such ownership of SMP that SunEdison Singapore, SFC and SSBV shall have as a result of the SMP Transaction.

2.	Amendments to the Joint Venture Agreement.

(a)	Change of Legal Name of MEMC Singapore Pte. Ltd.: All references in the Joint Venture Agreement to “MEMC Singapore Pte. Ltd.” shall hereby be changed to “SunEdison Products Singapore Pte. Ltd.” and all references in the Joint Venture Agreement to “MEMC Singapore” shall hereby be changed to “SunEdison Singapore”.

(b)	Section 7.2 of the Joint Venture Agreement is hereby amended and restated in its entirety to read as follows:

“7.2 Statutory Auditors. The Company shall have at least one (1) Statutory Auditor. For so long as SFC shall have no less than ten percent (10%), it shall have the right to nominate one (1) Statutory Auditor for election at the General Meeting of Shareholders, and the other Party shall exercise its voting rights so that the nominee of such Party shall be elected as Statutory Auditor. Initially, the Company shall have two (2) Statutory Auditors and each of SunEdison Singapore and SFC shall be entitled to nominate one (1) Statutory Auditor. Each Party entitled to nominate a Statutory Auditor shall consult in good faith with the other Party prior to making such nomination. The provisions of Section 6.2(c), (d) and (e) shall apply to the Statutory Auditors, mutatis mutandis.”

(c)	Section 7.3 of the Joint Venture Agreement is hereby amended and restated in its entirety to read as follows:

“7.3 Other Officers. The Company shall also have the following officers: (i) chief financial officer; (ii) vice president for technology; (iii) vice president for human resources, relationship management and general affairs (which three officers are referred to herein collectively as the “Senior Officers” and individually as a “Senior Officer”); and (iv) such other officers as may be necessary for the operation of the Company. The Senior Officers shall be appointed and removed by the Board and other officers shall be appointed and removed by the Representative Director. For so long as SFC holds any Shares, SFC shall have the right to nominate the vice president for human resources, relationship management and general affairs for appointment by the Board, and MEMC Singapore shall procure for its nominated Directors to exercise voting rights so that such nominee of SFC shall be appointed as vice president for human resources, relationship management and general affairs. For so long as MEMC Singapore’s Shareholding is no less than fifty percent (50%), MEMC Singapore shall have the right to nominate the chief financial officer and the vice president for technology for appointment by the Board, and SFC shall procure for its nominated Directors to exercise voting rights so that such nominees of MEMC Singapore shall be appointed as chief financial officer and vice president for technology, respectively. Each Party entitled to nominate any Senior Officer shall consult in good faith with the other Party prior to making such nomination, although the final decision to appoint such Senior Officer shall ultimately reside with such Party. The provisions of Section 6.2(c) and (d) shall apply to the Senior Officers, mutatis mutandis.”

(d)	Section 8.3 of the Joint Venture Agreement is hereby amended and restated in its entirety to read as follows:

“8.3 Quorum and Voting Requirements. Except to the extent otherwise required by mandatory provisions of applicable law, any resolution or action at a General Meeting of Shareholders shall require an affirmative vote of a majority of the Shares represented (whether in person or by proxy) at such meeting where a majority of the total issued and outstanding Shares are represented in person or by proxy; provided, however, that any resolution or action with respect to the matters listed in Schedule I hereto shall require an affirmative vote of at least ninety percent (90%) of the total issued and outstanding Shares of the Company at a General Meeting of Shareholders.”

(e)	Schedule I to the Joint Venture Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A attached hereto.

3.	Amendment to the Company’s Articles of Incorporation. The Parties agree that, as soon as practicable after the date hereof, Article 17 (Authority and Responsibility) and Article 24 (Quorum and Voting Requirements) of the Company’s Articles of Incorporation shall be amended to reflect the amendments noted above in Sections 2(d) and 2(e) of this Agreement.

4.	Full Force and Effect. The Joint Venture Agreement, as amended hereby, shall remain in full force and effect and the terms and conditions of the Joint Venture Agreement shall, except as provided in this Agreement, remain unchanged.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Korea without giving effect to the conflict of laws rules thereof.

6.	Counterparts. This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures were upon the same instrument and delivered in person. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties.

7.	Severability. If any provision of the Agreement is held to be invalid or unenforceable at law, all other provisions of the Agreement shall remain in full force and effect. Upon any such determination, the Parties agree to negotiate in good faith to modify this Agreement so as to give effect to the original intent of the Parties to the fullest extent permitted by applicable law.

8.	Modification. This Agreement may not be altered, amended or modified in any way except by a written instrument referencing this Agreement signed by all Parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.

SAMSUNG FINE CHEMICALS CO., LTD.

By:	/s/ Hee-In Lee

Name:	Hee-In Lee

Title:	Executive Vice President

[Signature Page to Joinder and Amendment Agreement to Joint Venture Agreement]

SUNEDISON PRODUCTS SINGAPORE PTE. LTD.

By: /s/ Brian Wuebbels

Name:	Brian Wuebbels

Title:	Director

[Signature Page to Joinder and Amendment Agreement to Joint Venture Agreement]

SUNEDISON SEMICONDUCTOR B.V.

By: /s/ Hemant Kapadia

Name:	Hemant Kapadia

Title:	Managing Director

[Signature Page to Joinder and Amendment Agreement to Joint Venture Agreement]

EXHIBIT A

SCHEDULE I

Matters Requiring Super-Majority Vote of General Meeting of Shareholders

(a)	Any amendment of Article 17 (Authority and Responsibility) or Article 24 (Quorum and Voting Requirements) of the Company’s Articles of Incorporation;

(b)	Entering into a liquidation, reorganization or similar transactions or events involving the Company;

(c)	Redemption, retirement (including for the purpose of a capital reduction) or repurchase by the Company of any Shares or Share Equivalents; and

(d)	Commencement of any proceeding with respect to the Company under any bankruptcy or insolvency law.